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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                     AMERICAN COMMERCIAL LINES HOLDINGS LLC


     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF AMERICAN COMMERCIAL LINES HOLDINGS LLC is made and entered into as of January 22, 2003, by the Company and ACLines LLC.

                                    ARTICLE I
                                   DEFINITIONS

     The following capitalized words and phrases used in this Agreement shall have the following respective meanings:

     1.1 "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

     1.2 "Agreement" means this Amended and Restated Limited Liability Company Agreement of American Commercial Lines Holdings LLC, as amended from time to time.

     1.3. "Board" means the Board of Managers described in Article IV.

     1.4 "Company" means American Commercial Lines Holdings LLC, a Delaware limited liability company.

     1.5 "Exchange Offer" means American Commercial Lines LLC's offer to exchange its 11.25% Senior Notes due 2008 and its 12% Pay-In-Kind Senior Subordinated Note due 2008 for its 10.25% Senior Notes due 2008 pursuant to the Offering Memorandum, Solicitation of Consents and Acceptances and Disclosure Statement of Company dated April 15, 2002.

     1.6 "Member" means ACLines LLC, a Delaware limited liability company.


     1.7 "Percentage Interest" means the percentage set forth opposite the Member's name on Exhibit A.

     1.8 "Tax Amount" means, for any period, the highest marginal combined federal, state, local and foreign income, franchise, capital, license, and other taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, which would have been payable by the Company and its subsidiaries if the Company were a corporation domiciled in New York, New York, and doing business in New York, New York and in the other jurisdictions in which the Company and its subsidiaries do business, filing separate tax returns; provided, that in determining the Tax Amount for a period, the effect thereon of any net operating loss carryforwards or other carryforwards for


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periods after the consummation of the Exchange Offer, such as alternative minimum tax carryforwards attributable to periods after the consummation of the Exchange Offer, that would have arisen if the Company were a corporation domiciled in New York, New York and doing business in New York, New York and in the jurisdictions in which the Company does business shall be taken into account to the extent they would be taken into account under applicable law. In no event shall the Tax Amount for any year or other period be less than zero.

                                   ARTICLE II
                                  ORGANIZATION

     2.1 Formation. The Company has been formed under the Act for the purposes and upon the terms and conditions hereafter set forth. The rights and liabilities of the Member shall be as provided in the Act, except as otherwise expressly provided herein. The Board is hereby authorized to and shall cause to be executed and filed any certificates and documents as may be necessary or appropriate from time to time to comply with all requirements for the continued existence and operation of a limited liability company in the State of Delaware and all other jurisdictions where the Company may desire to conduct its business. To the extent permitted by applicable law, the provisions of this Agreement shall override the provisions of the Act in the event of any inconsistency or contradiction between them.

     2.2 Name. The name of the Company is "American Commercial Lines Holdings LLC." The Company may also do business at the same time under one or more fictitious names if the Board determines that such is in the best interests of the Company. The Board may from time to time for reasonable cause change the name of the Company.

     2.3 Principal Place of Business. The business purposes of the Company shall be to conduct any business, enterprise or activity permitted under the Act, including, without limitation, (a) to hold the equity interest of and operate American Commercial Lines LLC, (b) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act and (c) to engage in such additional acts and activities and to conduct such other business as the Board shall reasonably deem necessary or advisable. The Member shall have the right to engage or invest in any business activity, enterprise or venture regardless of whether such activity, enterprise or venture competes with the Company's activities, enterprises or ventures, and the Member shall not have any obligation to offer any business opportunity to the Company.

     2.5 Fictitious Business Name Statements. Following the execution of this Agreement, fictitious business name statements shall be filed and published when and if the Board determines it to be necessary. Any such statement shall be renewed as required by law.

     2.6 Registered Office; Agent for Service of Process. The address of the registered office of the Company in the State of Delaware is located at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the registered agent for service of process on the Company in the State of Delaware at such registered office is Corporation Trust Company.

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                                   ARTICLE III
                          ALLOCATIONS AND DISTRIBUTIONS

     3.1 Allocations. All items of income, gain, loss, deduction and credit shall be allocated to the Member.

     3.2 Distributions. At the times determined by the Member, the Company shall distribute to the Member (a) the Tax Amount and (b) any other funds held by the Company so long as such distribution is not in violation of the Act or other applicable law.

                                   ARTICLE IV
                                   MANAGEMENT

     4.1 Board of Managers. The Member has the authority under this Agreement and the Act to manage the business and affairs of the Company and to delegate such authority. Since the inception of the Company, the Member and prior members have delegated its and their authority to manage the business and affairs of the Company to a Board of Managers (the "Board") consisting of three managers ("Managers"). The business and affairs of the Company shall continue to be managed by the Board and the Member hereby ratifies and approves all actions of the Board and the Managers since inception of the Company. Each Manager shall have one (1) vote on all matters brought before the Board. The Board shall direct, manage and control the business of the Company and, except as authorized in writing by the Board or permitted by this Agreement, no Member shall directly or indirectly act as agent of the Company for any purpose, engage in any transaction, make any commitment, enter into any contract or incur any obligation in the name of the Company or in any other way hold itself out as acting for or on behalf of the Company. Except for situations in which the approval of the Member is expressly required by this Agreement or the Act, and the authority of the Member to appoint and remove the Managers in its sole discretion, the Board shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. Each Manager shall perform his or her duties as a Manager in a manner reasonably believed to be in the best interests of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Except as otherwise provided in the Act or this Agreement, the Member intends that the foregoing standard of care shall be interpreted consistently with the standard of care imposed on directors of a corporation organized under the General Corporation Law of the State of Delaware. A Manager shall not have any liability to the Company or any other person or entity by reason of being or having been a Manager, unless the liability shall have been the result of bad faith, gross negligence, fraud or intentional misconduct by the Manager.

     4.2 Officers. The officers of the Company, if any, shall be appointed by the Board in its sole discretion. Unless such appointment provides otherwise, each officer so appointed shall have such powers and duties as are provided in the following:

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          4.2.1 President. The President shall be the Chief Executive Officer of the Company. Subject to the direction of the Board, he shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Company, and shall perform all duties incident to the office of a President in a corporation organized under the Delaware General Corporation Law. No person may hold the office of President, or act in place of the President in the case of absence or disability, unless such person is a citizen of the United States.

          4.2.2 Vice Presidents. The powers, duties, and responsibilities of the Vice Presidents shall be fixed by the President, with the approval of the Board. A Vice President may be designated as an Executive Vice President, a Senior Vice President or a Vice President with a functional title.

          4.2.3 General Counsel. The General Counsel shall have general charge of the legal affairs of the Company, and shall cause to be kept adequate records of all suits or actions, of every nature, to which the Company may be a party, or in which it has an interest, with sufficient data to show the nature of the case and the proceedings therein. He or she shall prepare, or cause to be prepared, legal opinions on any subject necessary for the affairs of the Company, and shall perform such other duties as the Board, or the President, may designate.

          4.2.4 Secretary. The Secretary shall attend all meetings of the Board and the Member of the Company and record their proceedings, unless a temporary secretary be appointed. He shall give due notice, as required, of all such meetings, and he shall keep, or cause to be kept, at a place or places required by law, a record of the Member and Managers of the Company, giving the names and addresses of all such Member and Managers. He shall be the custodian of all records, contracts, leases, and other papers and documents of the Company, unless otherwise directed by the Board, and shall perform such other duties as the Board, or the President, may designate. In the case of the Secretary's absence or incapacity, the President may designate an appropriate officer to perform the duties of Secretary.

          4.2.5 Treasurer. The Treasurer shall receive, keep and disburse all moneys belonging to or coming to the Company, shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports thereof, shall keep a true record of expenses, losses, gains, assets, and liabilities of the Company, and shall perform such other duties in connection with the administration of the financial affairs of the Company as the Board, or the President, may designate. In the case of the Treasurer's absence or incapacity, the President may designate an appropriate officer to perform the duties of Treasurer.

          4.2.6 Subordinate officers. Each subordinate officer shall hold office for such period, have such authority, and perform such duties as the Board may prescribe. The Board may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

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          4.2.7 Additional Powers. Each such officer shall also have such additional powers and duties as from time to time may be conferred by the Board. Any number of offices may be held by the same person. Each officer shall hold office until his or her successor shall be duly appointed and shall qualify or until his or her death, until he or she shall resign, or until he or she shall have been removed, either with or without cause, by the Board in its sole discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed by the Board. Any appointment pursuant to this Section 4.2 may be revoked at any time by the Board.

     4.3 Execution of Contracts, Assignments, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, or any Vice President, and attested by the Secretary, or an Assistant Secretary, except where required or permitted by law to be otherwise signed, and except when the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.

     4.4 Limitations on Authority. The authority of the Board over the conduct of the business and affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Act.

     4.5 Liability of Member. The Member will not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company.

     4.6 Indemnification.

          4.6.1 To the fullest extent permitted by the laws of the State of Delaware, the Company shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, claim, suit or proceeding by or in the right of the Company) by reason of the fact that such person is or was a Manager, Member, officer or employee of the Company or is or was serving at the request of the Company as a director, manager, officer, employee or agent of a corporation, limited liability company, partnership, joint venture, trust or other enterprise (each, an "Eligible Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such action, claim, suit or proceeding, including appeals (collectively, "Indemnifiable Losses"), except to the extent that it is finally judicially determined that such Indemnifiable Losses arose out of or were related to actions or omissions of the Eligible Person constituting bad faith, gross negligence, fraud or intentional misconduct.

          4.6.2 To the fullest extent permitted by the laws of the State of Delaware, the Company shall indemnify and hold harmless any Eligible Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, claim, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Eligible Person's status as such, against expenses (including

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     attorneys' fees) actually and reasonably incurred by the Eligible Person in connection with the defense or settlement of such action, claim, suit or proceeding, including appeals, except to the extent that it is finally judicially determined that such expenses arose out of or were related to actions or omissions of the Eligible Person constituting bad faith, gross negligence, fraud or intentional misconduct.

          4.6.3 To the fullest extent permitted by the laws of the State of Delaware, the Company shall pay expenses incurred in defending a civil or criminal action, claim, suit or proceeding described in this Section 4.6 in advance of the final disposition of such action, claim, suit or proceeding upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount if it shall ultimately be determined that such Eligible Person is not entitled to be indemnified by the Company.

          4.6.4 The provisions of this Section 4.6 shall be applicable to all actions, claims, suits or proceedings made or commenced after the date of this Agreement, whether arising from acts or omissions to act occurring before or after such date. The provisions of this Section 4.6 shall be deemed to be a contract between the Company and each Eligible Person who serves in such capacity at any time while this Section 4.6 and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, claim, suit or proceeding then or theretofore existing, or any action, claim, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section 4.6 shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section 4.6 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such Eligible Person may otherwise be entitled or permitted by contract, the Certificate, vote of the Member or Managers or otherwise, or as a matter of law, both as to actions in such Eligible Person's official capacity and actions in any other capacity while holding such office, it being the policy of the Company that indemnification of the specified Eligible Persons shall be made to the fullest extent permitted by law.

          4.6.5 For purposes of this Section 4.6, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on an Eligible Person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include, but not be limited to, any service as a Manager, officer, employee or agent of the Company which imposes duties on, or involves services by, such Manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

                                    ARTICLE V
                     RECORDS, TAX MATTERS AND BANK ACCOUNTS

     5.1 Books and Records. The Board shall keep true and complete records and books of account with respect to the operations of the Company.

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     5.2 Accounting Basis. The Company shall use such method of accounting and make any accounting and tax elections as shall be determined by the Board with the consent of the Member.

     5.3 Bank Accounts. The Board, on behalf of the Company, shall open and maintain a separate bank account or accounts in which shall be deposited all of the capital and any other funds of the Company.

     5.4 Tax Treatment. It is the intention of the Member that, for income tax purposes, the Company be treated as an entity that is disregarded as an entity separate from its owner. The Member and the Company shall timely make all necessary elections and filings, if any, for income tax purposes such that it will not be treated as a separate entity, but, instead, will be treated for income tax purposes as an entity that is disregarded as an entity separate from its owner. The Company hereby designates the Member to act as the "Tax Matters Partner" (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code. The Tax Matters Partner is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Partner will have reasonable discretion to determine whether the Company (either on its own behalf or on behalf of the Member) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on the Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by the Member, and if paid by the Company, will be recoverable from the Member (including by offset against distributions otherwise payable to the Member). Notwithstanding anything to the contrary in this Agreement, the Tax Matters Partner has the power and authority in its sole discretion to make an election, or cause the Company to make an election, to have the Company treated as a corporation for U.S. Federal income tax purposes.

                                   ARTICLE VI
                           DISSOLUTION AND TERMINATION

     6.1 Events of Dissolution. The Company shall be dissolved upon the first to occur of the following: (a) the Board with the consent of the Member determines to terminate the Company; or (b) the occurrence of any other event specified under the laws of the State of Delaware as one effecting dissolution. The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company shall have been liquidated and distributed as provided herein. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business and affairs of the Company and the rights and obligations of the Board, the Managers, the officers and the Member, as such, shall continue to be governed by this Agreement.

     6.2 Winding UP of Affairs. Upon the dissolution of the Company, the Board shall proceed diligently to wind up the affairs of the Company, to either distribute in kind or liquidate the assets of the Company and then to terminate the Company in accordance with the provisions of and procedures specified in the Act.

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     6.3 Cancellation of Certificate. Upon the completion of the winding up of the Company and the distribution of the Company's assets, the Company shall be terminated and the Board shall cause the Company to execute and file a Certificate of Cancellation in accordance with the Act.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Successors and Assigns. Subject to any restrictions on transfer set forth in the Act or any other law, rule or regulation, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Board, the Managers, officers and Member, and their respective successors and assigns. Each and every successor-in-interest to the Member, whether such successor acquires such interest by way of purchase, foreclosure or any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

     7.2 Amendment. No change, modification or amendment of this Agreement shall be valid or binding unless such change, modification or amendment shall be in writing and duly executed by the Company and the Member.

     7.3 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof.

     7.4 Severability. Each provision of this Agreement is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder hereof.

     7.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on the Company and the Member.

     7.6 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof.)

     IN WITNESS WHEREOF, the Company and the Member have executed this Agreement as of the date first above written.


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                                  AMERICAN COMMERCIAL LINES
                                  HOLDINGS LLC



                                  By:________________________________


                                  THE MEMBER:

                                  ACLINES LLC


                                  By:  Danielson Holding Corporation,
                                       its Managing Member


                                  By:_________________________________
                                  Name:  Paul F. Solomon
                                  Title: Executive Vice President



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                                    EXHIBIT A
                                    ---------

                         MEMBER AND PERCENTAGE INTEREST
                         ------------------------------

|-----------------------------------------|------------------------------------|
|            NAME AND ADDRESS             |                  PERCENTAGE        |
|               OF MEMBER                 |                  INTEREST          |
|-----------------------------------------|------------------------------------|
|ACLines LLC,                             |                     100%           |
|a Delaware limited liability company     |                                    |
|c/o Danielson Holding Corporation        |                                    |
|767 Third Avenue                         |                                    |
|New York, New York 10017                 |                                    |
|-----------------------------------------|------------------------------------|








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